Exhibit 1.3


                           1,500,000 SHARES OF COMMON STOCK
                         1,500,000 SHARES OF PREFERRED STOCK

                             GRAND COURT LIFESTYLES, INC.

                             AGREEMENT AMONG UNDERWRITERS
                             ----------------------------


                                                          February __, 1997


          NATIONAL SECURITIES CORPORATION
               As Representatives of the
               several Underwritten named
               in Schedule A to Exhibit A
               annexed hereto
          1001 Fourth Avenue
          Suite 2200
          Seattle, Washington 98154

          Dear Sirs:

               We understand that Grand Court Lifestyles, Inc., a Delaware corporation (the "Company"), desires to enter into an agreement, substantially in the form of Exhibit A hereto (the "Underwriting Agreement"), with you and the other prospective Underwriters named in Schedule A to the Underwriting Agreement for the sale by the Company of an aggregate of 1,200,000 shares (the "Shares") of common stock, $.01 par value (the "Common Stock"), of the Company, the sale by certain Selling Stockholders (as defined in the Underwriting Agreement) of 300,000 shares of Common Stock (the "Stockholder Shares"), and the sale by the Company of 1,500,000 shares of __ % Senior Convertible Redeemable Preferred Stock (the "Preferred Shares"), $.0001 par value (the "Preferred Stock"), of the Company. The Shares, Stockholder Shares, and Preferred Shares shall be referred to collectively as the "Firm Securities." In addition, the Company has agreed to grant to the Underwriters an option to purchase up to an additional 180,000 shares of Common Stock and 225,000 shares of the Preferred Stock and the Selling Stockholders have agreed to grant to the Underwriters an option to purchase an additional 45,000 shares of Common Stock (the "Option Shares"), for the purpose of covering over-allotments, if any, in connection with the sale of the Firm Securities. The Option Shares are hereinafter referred to as the "Option Securities." The Firm Securities and any Option Securities purchased pursuant to the Underwriting Agreement are herein called the "Securities."

               We understand that changes may be made in those who are to be Underwriters and in the respective number of Securities to be purchased by them, but that the number of Securities to be purchased by us as set forth in said Schedule A will not be changed without our consent except as provided herein or in the Underwriting Agreement. The parties on whose behalf you execute the Underwriting Agreement are herein called the "Underwriters."

               We desire to confirm the agreement among you, the undersigned and the other Underwriters with respect to the purchase of the Securities by the Underwriters, severally and not jointly, from the Company. The aggregate number of Securities which any Underwriter will be obligated to purchase pursuant to the terms of the Underwriting Agreement is herein called the "Underwriting Obligation" of that Underwriter.

               1.   Authority and Compensation of the Representative.  We
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          hereby authorize you, as our representative (the
          "Representative") and on our behalf, (a) to enter into an agreement with the Company, in substantially the form attached hereto as Exhibit A, but with such changes therein as in your judgment will not be materially adverse to the Underwriters, providing for the purchase by us, severally and not jointly, from the Company, at the purchase price per share determined as set forth in said Exhibit A, of the number of Firm Securities set forth opposite our name in Schedule A to said Exhibit A, and our proportionate share of the Option Shares which you determine to be purchased, (b) to exercise all the authority and discretion vested in the Underwriting and in you by the provisions of the Underwriting Agreement, (c) to take all such action as you in your discretion may deem necessary or advisable in order to carry out the provisions of the Underwriting Agreement and of this Agreement, and the sale and distribution of the Securities, and
          (d) to determine all matters relating to the public advertisement of the Securities.

               As our share of the compensation for your services hereunder, we will pay to you, and we authorize you to charge to our account on the Closing Date and on the Option Closing Date referred to in the Underwriting Agreement, $__ per Share in respect of the aggregate number of Firm Securities and Option Securities, respectively, which we shall agree to purchase pursuant to the Underwriting Agreement.

               It is understood that you shall receive from the Company, as the representative and designee of the several Underwriters, warrants (the "Representative's Warrants") to purchase an additional 150,000 shares of Common Stock, exercisable at not less than 165% of the Initial Public Offering Price, as defined hereunder. As the representative and designee of the several Underwriters, you shall retain one hundred percent (100%) of such Representative's Warrants.

               2.   Public Offering of Securities. The sale of the
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          Securities to the public is to be made, as herein provided, as soon after the Registration Statement relating to the Securities becomes effective as you deem advisable. The purchase price to be paid by the Underwriters for the Securities and the initial public offering price are to be determined by agreement between you and the Company. The Securities shall be first offered to the public at the initial public offering price as so determined (the "Initial Public Offering Price"). You will advise us by fax, graphic scanning, telegraph or telephone when the Securities shall be released for offering, when the Registration Statement relating to the Securities shall become effective and the price at which the Securities are initially to be offered. We agree not to sell any of the Securities until you have released them for that purpose. We authorize you, after the initial public offering, to change the public offering price, the concession and the reallowance if, in your sole discretion, such action becomes desirable by reason of changes in general market conditions or otherwise. As used herein, the terms "Registration Statement", "Preliminary Prospectus" and "Prospectus" shall have the meanings ascribed thereto in the Underwriting Agreement. The public offering price at the time in effect is herein called the "Offering Price". After notice from you that the Securities are released for public sale, we will offer to the public in conformity with the provisions hereof and with the terms of offering set forth in the Prospectus such Securities as you advise us are not reserved. Unless otherwise permitted, we will not sell any of the Securities to any account over which we have discretionary authority.

               3.   Offering to Selected Dealers and Retail Sales.  We
                    ---------------------------------------------
          authorize you to reserve for offering and sale, and on our behalf to sell, to retail purchasers (such sales being herein called "Retail Sales") and to dealers selected by you (such dealers, among whom any Underwriter may be included, being herein called "Selected Dealers") all or any part of our Securities as you, in your sole discretion, shall determine. Such sales, if any, shall be made (a) in the case of Retail Sales, at the Offering Price, and (b) in the case of sales to Selected Dealers, at the Offering Price less such concession or concessions as you, in your sole discretion, shall determine. Except for such sales as are designated by a purchaser to be for the account of a particular Underwriter or Selected Dealer, any sales to Selected Dealers made for our account shall be as nearly as practicable in the ratio that the Securities reserved for our account for offering to Selected Dealers bears to the aggregate of all Securities of all Underwriters so reserved.

               You agree to notify us promptly on the date of the public offering as to the number of Securities, if any, which we may retain for direct sale by us. Prior to the termination of the provisions referred to in Section 12 hereof, you may reserve for
                                    ----------
          offering and sale as hereinbefore provided any Securities theretofore retained by us remaining unsold and we may, with your consent, retain any Securities therefore reserved by you remaining unsold.

               We agree that, from time to time prior to the termination of the provisions referred to in Section 12 hereof, we shall furnish
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          to you such information as you may request in order to determine the number of Securities purchased by us under the Underwriting Agreement which then remain unsold, and we shall upon your request sell to you for the account of any Underwriter as many of such unsold Securities as you may designate at the Offering Price, less all or any part of the concession to Selected Dealers as you, in your sole discretion, shall determine. The provisions of Section 4 hereof shall not be applicable in respect of any
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          such sale.

               We authorize you to determine the form and manner of any communications or agreements with Selected Dealers. In the event that there shall be any agreements with Selected Dealers, you are authorized to act as manager thereunder and we agree, in such event, to be governed by the terms and conditions of such agreements. The form of Selected Dealer Agreement attached hereto as Exhibit B is satisfactory to us.

               It is understood that any Selected Dealer to whom an offer may be made as hereinbefore provided shall be actually engaged in the investment banking or securities business and shall be either
          (i) a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or (ii) a dealer with its principal place of business located outside the United States, its territories and its possessions and not registered as a broker or dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), who agrees not to make any sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein. Each Selected Dealer shall agree to comply with the provisions of
          Section 24 of Article III of the Rules of Fair Practice of the NASD, and each foreign Selected Dealer who is not a member of the NASD also shall agree to comply with the NASD's interpretation with respect to free-riding and withholding, to comply, as though it were a member of the NASD, with the provisions of Sections 8 and 36 of Article III of such Rules of Fair Practice, and to comply with Section 25 of Article III thereof as that Section applies to a non-member foreign dealer. The several Underwriters may allow, and the Selected Dealers, if any, may re-allow, such concession or concessions as you may determine from time to time on sales of Securities to any qualified dealer, all subject to the Rules of Fair Practice of the NASD.

               You hereby represent and warrant that neither you nor any of your affiliates (as such term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the "1933 Act")) have received compensation of any nature from the Company pursuant to any agreement, arrangement or understanding with the Company or otherwise during the twelve (12) month period prior to and including the date hereof and neither you nor any such affiliate will enter into any agreement, arrangement or understanding with the Company for or otherwise receive compensation of any nature from the Company during the twelve
          (12) month period following the date hereof.

               You, and any of the several Underwriters with your prior consent, may make purchases or sales of the Securities from or to any of the other Underwriters, at the Offering Price less all or any part of the gross spread, and from or to any of the Selected Dealers at the Offering Price less all or any part of the concession to Selected Dealers.

               Upon your request, we will advise you of the identity of any dealer to whom we allow such a discount and any Underwriter or Selected Dealer from whom we receive such a discount.

               4.   Repurchases in the Open Market.  In recognition of the
                    ------------------------------
          importance of distributing the Securities to bona fide investors, we agree to repurchase on demand any Securities sold by us (otherwise than through you) which shall be contracted for or purchased in the open market you on behalf of any Underwriter or Underwriters, at a price equal to the cost of such purchase plus commissions and taxes on redelivery. Any Securities delivered on such repurchase need not be the identical Securities originally sold by us. In lieu of delivery of such Securities to us, you may sell such Securities in any manner for our account and charge us with the amount of any loss or expense or credit us with the amount of any profit, less any expense, resulting from such sale, or charge our account with an amount not in excess of the concession to Selected Dealers.

               5.   Stabilization and Over-Allotment.  In order to
                    --------------------------------
          facilitate the sale of the Securities, we authorize you on our behalf and for our account, during the term of this Agreement, in your discretion, and without obligating you to do so, to buy and sell Securities and any other securities of the Company in the open market or otherwise for either long or short account, on such terms and at such prices as you may determine and, in arranging for sales to Selected Dealers and others, to over-allot and cover such over-allotments, provided that at no time shall the net commitment of any Underwriter under authority of this
          Section 5, either for long or short account, exceed an amount
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          equivalent to 15% of the maximum number of Securities to be purchased by such Underwriter under the Underwriting Agreement. During or after the term of this Agreement you may cover any short position incurred under the preceding sentence by purchase of Option Securities from the Company, pursuant to the option contained in Section 3 the Underwriting Agreement or otherwise.
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          All purchases, sales and over-allotments under authority of this
          Section shall be for the accounts of each of the several Underwriters as nearly as practicable in proportion to their respective Underwriting Obligations. We agree to take up at cost on demand any Securities so purchased for our account and to deliver on demand any Securities so sold or over-allotted for our account. We also authorize you to deliver our Securities and any other Securities purchased by you for our account pursuant to this Section 5, against sales made by you for our account
               -------
          pursuant to any provisions of this Agreement. Notwithstanding the foregoing limitations, in the event of default by one or more Underwriters in respect of their obligations under this Section,
                                                                  -------
          each non-defaulting Underwriter shall assume its proportionate share of the obligations of such defaulting Underwriter without relieving such defaulting Underwriter of its liability hereunder.

               In the event that you effect any stabilizing purchases pursuant to this Section 5, you will notify each Underwriter
                           -------
          promptly of the date and time when the first stabilizing purchase is effected and the date and time when stabilizing is terminated. Each Underwriter agrees that if it effects any stabilizing purchases, it will, not later than three business days following the day on which any such stabilizing purchase is effected, notify you of the price, date and time at which any such stabilizing purchase was effected and will promptly notify you of the date and time when stabilizing was terminated by such Underwriter. Each Underwriter authorizes you to file the Securities and Exchange Commission (the "Commission") all notices, records and reports which may be required as a result of any transactions made pursuant to this Section 5.
                                                 -------

               We agree to advise you, from time to time upon your request during the term of this Agreement, of the number of Securities retained by us or purchased by us from other Underwriters and Selected Dealers remaining unsold, and will, upon your request, release to you for the accounts of one or more of the several Underwriters, such number of Securities as you may designate at such price, not less than the net price to Selected Dealers nor more than the Initial Public Offering Price, as you may determine.

               If, pursuant to the provisions of the first paragraph of this Section 5 and prior to the termination of this Agreement (or
               -------
          such earlier date as you may have determined on notice to the Underwriters), you purchase or contract to purchase any Securities which were retained by or released to us for direct sale, which Securities were theretofore not effectively placed for investment by us, we authorize you in your discretion either to charge our account with an amount equal to the concession to Selected Dealers with respect thereto or to require us to repurchase such Securities at a price equal to the total cost of such purchase, including commissions, if any, and transfer tax on the redelivery. Securities delivered on such repurchase need not be the identical Securities originally purchased by and delivered to us.

               Upon the termination of this Agreement, you are authorized in your discretion, in lieu of delivering to the several Underwriters any Securities then held for their respective accounts pursuant to this Section 5, to sell such Securities for
                                    -------
          the accounts of each of the Underwriters at such price or prices as you may determine and debit or credit our account for the loss or profit resulting from such sale.

               6.   Authority to Borrow.  We authorize you to advance your
                    -------------------
          own funds for our account (charging current interest rates) and to arrange loans for our account or the account of the Underwriters, as you may deem necessary or advisable for the purchase, carrying, sale and distribution of the Securities or otherwise for the purpose of carrying out this Agreement. You may execute and deliver any notes or other instruments in connection therewith and may hold or pledge as security therefor all or any part of our Securities and Securities purchased hereunder for our account. Any lender is hereby authorized to accept your instructions in all matters relating to such loans. Any part of our Securities and Securities so held by you may be delivered to us for carrying purposes and, if so delivered, will be redelivered to you upon demand. The obligations of the Underwriters under loans arranged under this Section 6 shall be
                                                       -------
          several in proportion to their respective Underwriting Obligations. Any lender is authorized to accept your instructions as to the disposition of the proceeds of any such loans.

               7.   Allocation of Expenses and Liability.  We authorize you
                    ------------------------------------
          to charge our account with and we agree to pay (a) all transfer taxes on sales made by you for our account, except as herein otherwise provided, and (b) our proportionate share (based on our Underwriting Obligation) of all other expenses incurred by you in connection with the purchase, carrying, sale and distribution of the Securities and all other expenses arising under the terms of the Underwriting Agreement or this Agreement. Your determination of all such expenses and your allocation thereof shall be final and conclusive. You may at any time make partial distributions of credit balances or call for payment of debit balances. Funds for our account at any time in your hands may be held in your general funds without accountability for interest. As soon as practicable after the termination of this Agreement, the net credit or debit balance in our account, after proper charge and credit for all interim payments and receipts, shall be paid to or paid by us, provided that you may establish such reserves as you, in your sole discretion, shall deem advisable to cover possible additional expenses chargeable to the several Underwriters. Notwithstanding any settlement, we will remain liable for any taxes on transfers for our account and for our proportionate share (based on our Underwriting Obligation) of all expenses and liabilities that may be incurred by or for the accounts of the Underwriters.

               8.   Liability for Future Claims. Neither any statement by
                    ---------------------------
          you of any credit or debit balance in our account nor any reservation from distribution to cover possible additional expenses relating to the Securities shall constitute any representation by you as to the existence or non-existence of possible unforeseen expenses or liabilities of or charges against the several Underwriters. Notwithstanding the distribution of any net credit balance to us or the termination of this Agreement or both, we shall be and remain liable for, and will pay on demand,
          (a) our proportionate share (based on our Underwriting Obligation) of all expenses and liabilities which may be incurred by or for the accounts of the Underwriters, or any of them, based on the claim the Underwriters constitute an association, unincorporated business, partnership or any separate entity, and
          (b) any transfer taxes paid after such settlement on account of any sale or transfer for our account.

               9.   Open Market Transactions. We represent and agree that
                    ------------------------
          we will not make bids or offers, or make or induce purchases or sales for our own account or the accounts of customers, in the open market or otherwise, either before or after the purchase of the Securities and for either long or short account, of any Securities or any security of the same class or series, or any right to purchase any such security except (i) as provided in this Agreement, the Underwriting Agreement and the Selected Dealer Agreements or otherwise approved by you, (ii) in brokerage transactions not involving solicitation of the customer's order and (iii) in connection with option and option-related transactions that are consistent with the "no-action" position of the Commission under the 1934 Act. We further agree that we will not lend, either before or after the purchase of the Securities, to any customer, Underwriter, Selected Dealer or to any other securities broker or dealer any Securities. Prior to the completion (as defined in Rule 10b-6 under the 1934 Act) of our participation in the distribution, we will otherwise comply with Rule 10b-6.

               10.  Delivery and Payment.  Upon your request, we shall
                    --------------------
          deliver to you payment for the Securities to be purchased by us under the Underwriting Agreement in an amount equal to the Initial Public Offering Price for such Securities less the concession to Selected Dealers. Such payment shall be made in such form and at such time and place as may be specified in such request, and we authorize you to make payment for such Securities against delivery thereof for our account hereunder. If we are a member of or clear through a member of The Depository Trust Company ("DTC"), you may, in your discretion, deliver our Securities through the facilities of DTC.

               You shall remit to us, as promptly as practicable, the amounts received by you from Selected Dealers and retail purchasers as payment in respect of Securities sold by you for our account pursuant to Section 3 hereof for which payment has
                                  -------
          been received. Securities purchased by us under the Underwriting Agreement and not reserved or sold by you for our account pursuant to Section 3 hereof shall be delivered to us as promptly
                      -------
          as practicable after receipt by you. Any Securities purchased by us and so reserved which remain unsold at any time prior to the settlement of accounts hereunder may, in your discretion, and shall, upon your request, be delivered to us, but, until termination of the Selected Dealer Agreements pursuant to their terms, such delivery shall be for carrying purposes only. In case any Securities reserved for sale in Retail Sales or to Selected Dealers shall not be purchased and paid for in due course as contemplated hereby, we agree (a) to accept delivery when tendered by you of any Securities so reserved for our account and not so purchased and paid for, and (b) in case we shall have yet received payment from you in respect of any such Securities, to reimburse you on demand for the full amount which you shall have paid us in respect of such Securities.

               In the event of our failure to tender payment for Securities as provided in the Underwriting Agreement, you shall have the right under the provisions thereof to arrange for other persons, who may include you and any other Underwriter, to purchase such Securities which we had agreed to purchase, but without relieving us from liability for our default.

               11.  Blue Sky.  Prior to the initial offering by the
                    --------
          Underwriters, you will inform us as to the states and other jurisdictions under the respective securities or blue sky laws of which it is believed that the Securities have been qualified for sale or are exempt from such qualification, but you do not assume any responsibility or obligation as to the accuracy of such information or as to the right of any Underwriter or dealer to offer or sell the Securities in any state or other jurisdiction. You agree to file or cause to be filed, on behalf of the Underwriters, a Further State Notice in respect of the Securities pursuant to Article 23-A of the General Business Law of the State of New York, if necessary. If we prepare to offer Securities outside of the United States, its territories or possessions, we will take, at our expense, all such action, if any, as may be necessary to comply with the laws of each foreign jurisdiction in which we propose to offer the Securities.

               12.  Termination.  The provisions set forth in Section 2,
                    -----------                               -------
          the second paragraph and the first sentence of the third paragraph of Section 3, Section 4, the first sentence of Section
                       -------    -------                          -------
          5 and Section 9 hereof will terminate at the close of business on
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          the 45th calendar day after the effective date of the
          Registration Statement, unless extended or sooner terminated as hereinafter provided. You may extend such provisions, or any of them, for a period not to exceed 45 additional calendar days by notice to us to such effect. You may terminate any of such provisions at any time by notice to us, and you may terminate all such provisions at any time by notice to us to the effect that the offering provisions of this Agreement are terminated.

               13.  Acknowledgment of Receipt of Registration Statement,
                    ----------------------------------------------------
          etc.
          ---
          We hereby confirm that we have examined the Registration Statement relating to the Securities as heretofore filed by the Company with the Commission and each amendment thereto, if any, filed through the date hereof, including any documents filed under the 1934 Act through the date hereof and incorporated by reference into the Prospectus, that we are willing to be named as an underwriter therein and to accept the responsibilities of an underwriter thereunder, and that we are willing to proceed as therein contemplated. We confirm that we have authorized you to advise the Company on our behalf (a) as to the statements to be included in any Preliminary Prospectus and in the Prospectus under the heading "Underwriting" insofar as they relate to us, and (b) that there is no other information about us required to be stated in the Registration Statement or Prospectus. We understand that the aforementioned documents are subject to further change and that we will be supplied with copies of any further amendments or supplements to the Registration Statement, of any document filed under the 1934 Act after the effective date of the Registration Statement and before termination of the offering of the Securities by the Underwriters if such document is deemed to be incorporated by reference into the Prospectus and of any amended or supplemented Prospectus promptly, if and when received by you, but the making of such changes, amendments and supplements shall not release us or affect our obligations hereunder or under the Underwriting Agreement.

               14.  (a)  Indemnification. We agree to indemnify and hold
                         ---------------
          harmless each other Underwriter and any person who controls any such Underwriter within the meaning of Section 15 of the 1933 Act, to the extent that, and upon the terms on which, we agree to indemnify and hold harmless the Company and other specified persons as set forth in the Underwriting Agreement. Our indemnity agreement contained in this Section 14 shall remain in full force
                                      -------
          and effect regardless of any investigation made by or on behalf of such other Underwriter or controlling person and shall survive the delivery of and payment for the Securities and the termination of this Agreement and the similar agreements entered into with the other Underwriters.

                    (b)  Claims Against Underwriters.  Each Underwriter
                         ---------------------------
          (including you) will pay, upon your request, as contribution, its proportionate share, based upon its Underwriting Obligation, of any loss, claim, damage or liability, joint or several, paid or incurred by any Underwriter (including you) to any person other than an Underwriter, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any amendment or supplement thereto or any Preliminary Prospectus or any other selling or advertising material approved by you for use by the Underwriters in connection with the sale of the Securities, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (other than an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with written information furnished to the Company through you by or on behalf of an Underwriter expressly for use therein) or relating to any transaction contemplated by this Agreement; and will pay such proportionate share of any legal or other expense reasonably incurred by you or with your consent in connection with investigating or defending against any such loss, claim, damage or liability, or any action in respect thereof. In determining the amount of our obligation under this paragraph, appropriate adjustment may be made by you to reflect any amounts received by any one or more Underwriters in respect of such claim from the Company pursuant to Section 9
                                                                -------
          of the Underwriting Agreement or otherwise. There shall be credited against any amount paid or payable by us pursuant to this paragraph any loss, claim, damage, liability or expense which is incurred by us as a result of any such claim asserted against us, and if such loss, claim, damage, liability or expense is incurred by us subsequent to any payment by us pursuant to this paragraph, appropriate provision shall be made to effect such credit, by refund or otherwise. If any such claim is asserted, you may take such action in connection therewith as you deem necessary or desirable, including retention of counsel for the Underwriters, and in your discretion separate counsel for any particular Underwriter or group of Underwriters, and the fees and disbursements of any counsel so retained by you shall be included in the amounts payable pursuant to this paragraph. In determining amounts payable pursuant to this paragraph, any loss, claim, damage, liability or expense incurred by any person who controls any Underwriter within the meaning of Section 15 of the 1933 Act which has been incurred by reason of such control relationship shall be deemed to have been incurred by such Underwriter. Any Underwriter may elect to retain, at its own expense, separate counsel. You may settle or consent to the settlement of any such claim on advice of counsel retained by you. A claim against or liability incurred by a person who controls an Underwriter shall be deemed to have been made against or incurred by such Underwriter. Whenever you receive notice of the assertion of any claim to which the provisions of this paragraph would be applicable, you will give prompt notice thereof to each Underwriter. If any Underwriter or Underwriters defaults in its or their obligation to make any payments under this paragraph, each nondefaulting Underwriter shall be obligated to pay its proportionate share of all defaulted payments, based upon the proportion such non-defaulting Underwriter's Underwriting Obligation be as to the Underwriting Obligations of all non-defaulting Underwriters. Nothing herein shall relieve a defaulting Underwriter from liability for its default.

               15.  Default by Underwriters.  Default by any Underwriter in
                    -----------------------
          respect of its obligations under the Underwriting Agreement shall not release us from any of our obligations or in any way affect the liability of such defaulting Underwriter to the other Underwriters for damages resulting from such default. In the event of such default by one or more Underwriters, you are authorized to increase, pro rata with the other non-defaulting Underwriters, the amount of Securities which we shall be obligated to purchase from the Company; provided, however, that the aggregate amount of all such increases for all non-defaulting Underwriters shall not exceed 10% of the Securities and, if the aggregate amount of the Securities not taken up by such defaulting Underwriters exceeds such 10%, you are further authorized, but shall not be obligated to arrange for the purchase by other persons, who may include you and other non-defaulting Underwriters, of all or a portion of the Securities not taken up by such Underwriters. In the event any such increases or arrangements are made, the respective amounts of the Securities to be purchased by the non-defaulting Underwriters and by any such other person or persons shall be taken as the basis for the Underwriters' obligations under this Agreement, but this shall not in any way affect the liability of any defaulting Underwriter to the other Underwriters for damages resulting from such default.

               In the event of default by one or more Underwriters in respect of their obligations under this Agreement to take up and pay for any Securities purchased, or to deliver any such Securities sold or over-allotted by you for the respective accounts of the Underwriters or to bear their proportion of expenses or liability pursuant to the Agreement, and to the extent that arrangements shall not have been made by you for other persons to assume the obligations of such defaulting Underwriter or Underwriters, each non-defaulting Underwriter agrees to assume proportionate share of the aforesaid obligations of each such defaulting Underwriter without relieving any such defaulting Underwriter of its liability therefor.

               16.  Capital Requirements. We confirm that the incurrence by
                    --------------------
          us of our obligations under this Agreement and under the Underwriting Agreement will not place us in violation of the net capital requirements of Rule 15c3-1 under the 1934 Act or of any applicable rules relating to capital requirements of any securities exchange to which we are subject.

               17.  Undertaking to Mail Prospectuses.  As contemplated by
                    --------------------------------
          Rule l5c2-8 under the 1934 Act, you agree to mail a copy of the Prospectus mentioned in the Underwriting Agreement to any person making a written request therefor during the period referred to in said Rule, the mailing to be made to the address given in the request. We confirm that we have delivered all Preliminary Prospectuses and revised Preliminary Prospectuses, if any, required to be delivered under the provisions of Rule 15c2-8 and agree to deliver all Prospectus required to be delivered thereunder. We acknowledge that the copies of the Preliminary Prospectus furnished to us have been distributed to dealers who have been notified of the foregoing requirements pertaining to the delivery of Preliminary Prospectuses and Prospectus. You have heretofore delivered to us such number of copies of Preliminary Prospectuses as have been reasonably requested by us, receipt of which is hereby acknowledged, and will deliver such number of copies of Prospectuses as will be reasonably requested by us.

               18.  General Position of the Representative. Your authority
                    --------------------------------------
          shall include the taking of such action as you may deem advisable in respect of all matters pertaining to any and all offers and sales of the Securities, including the right to make any modifications which you consider necessary or desirable in the arrangements with Selected Dealers or others. You shall be under no liability for or in respect of the value of the Securities or the validity or the form thereof, the Registration Statement, the Prospectus or agreements or other instruments executed by the Company or others; or for or in respect of the delivery of the Securities; or for the performance by the Company or others of any agreement on its or their part; nor shall you as the Representative or otherwise be liable under any of the provisions hereof or for any matters connected herewith, except for want of good faith, and except for any liability arising under the Act; and only obligations expressly assumed by you as the Representative herein shall be implied from this Agreement. In representing the Underwriters hereunder, you shall act as the Representative of each of them respectively. Nothing herein contained shall constitute the several Underwriters partners with you or with each other, or render any Underwriter liable for the commitments of any other Underwriter, except as otherwise provided in Section 15 hereof and in Section 13 of the
                      -------                  -------
          Underwriting Agreement. If the Underwriters shall be deemed to constitute a partnership for Federal income tax purposes, it is the intent of each Underwriter to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code of 1986, as amended. Each Underwriter elects to be so excluded and agrees not to take any position inconsistent with such election. Each Underwriter authorizes you, in your discretion, to execute and file on behalf of the Underwriters such evidence of election as may be required by the Internal Revenue Service. The commitments and liabilities of each of the several Underwriters are several in accordance with their respective Underwriting Obligations and are not joint.

               19.  Miscellaneous.  Any notice hereunder from you to us or
                    -------------
          from us to you shall be deemed to have been duly given if sent by registered mail, telegram or teletype, to us at our address as set forth in our Underwriter's Questionnaire previously delivered to you, or to you National Securities Corporation, West 505 Riverside Avenue, Suite 604, Spokane, Washington 99201,
          Attention: Syndicate Department.

               We understand that you are a member in good standing of the NASD. We hereby confirm that we are actually engaged in the investment banking or securities business and are either (i) a member in good standing of the NASD or (ii) a dealer with its principal place of business located outside the United States, its territories and its possessions and not registered as a broker or dealer under the 1934 Act who agrees not to make any sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein (except that we may participate in sales to Selected Dealers and others under Section 3 of this Agreement). We hereby
                                   -------
          agree to comply with the provisions of Section 24 of Article III the Rules of Fair Practice of the NASD, and, if we are a foreign dealer and not a member the NASD, we also hereby agree to comply with the NASD's interpretation with respect to free-riding and withholding and to comply, as though we were a member of the NASD, with the provisions of Sections 8 and 36 of Article III of such Rules of Fair Practice, and to comply with Section 25 of
          Article III thereof as that Section applies to a non-member foreign dealer. In connection with sales and offers to sell Securities made by us outside the United States, its territories and possessions (i) we will either furnish to each person to whom any such sale or offer is made a copy of the then current Preliminary Prospectus or the Prospectus, as the case may be, or inform such person that such Preliminary Prospectus or Prospectus will be available upon request, and (ii) we will furnish to each person to whom any such sale or offer is made such prospectus, advertisement or other offering document containing information relating to the Securities or the Company as may be required under the law of the jurisdiction in which such sale or offer is made. Any prospectus, advertisement or other offering document furnished by us to any person in accordance with the preceding sentence and any such additional offering material as we may furnish to any person (x) shall comply in all respects with the law of the jurisdiction in which it is so furnished, (y) shall be prepared and so furnished at our sole risk and expense and (z) shall not contain information relating to the Securities or the Company which is inconsistent in any respect with the information contained in the then current Preliminary Prospectus or in the Prospectus, as the case may be.

               This instrument may be signed by or on behalf of the Underwriters in one or more counterparts each of which shall constitute an original and all of which together shall constitute one and the same agreement among all the Underwriters and shall become effective at such time as all the Underwriters shall have signed or have had signed on their behalf such counterparts and you shall have confirmed all such counterparts. You may confirm such counterparts by facsimile signature.

               THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CHOICE OF LAW OR CONFLICTS OF LAWS PRINCIPLES THEREOF.




               Please confirm that the foregoing correctly states the understanding between us by signing and returning to us a counterpart hereof.

                                        Very truly yours,



                                        --------------------------------
                                        Name: Steven A. Rothstein
                                        As Attorney-in-Fact for each of the
                                        several Underwriters named in
                                        Schedule A to the Underwriting
                                        Agreement.

          Confirmed as of the date
          first above written:


          NATIONAL SECURITIES CORPORATION
            As Representative of
            the several Underwriters


          By:
             ------------------------------
               Name:     Steven A. Rothstein
               Title:    Chairman